Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 17, 2015 relating to the consolidated financial statements of Lantheus Holdings, Inc. and subsidiaries appearing in Amendment No. 9 to Registration Statement No. 333-196998 on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 24, 2015